                                  EXHIBIT 21.1



================================================================================
                                  SUBSIDIARIES
                              WARREN BANCORP, INC.
                               DECEMBER 31, 1996
================================================================================

                                    --------
                                     WARREN
                                    BANCORP,
                                      INC.
                                    --------

                                       |

                               -----------------
                               WARREN FIVE CENTS
                                  SAVINGS BANK
                               -----------------

                                       |

============================================================================================
     |              |               |              |                |                |
-----------     ---------     -------------   -----------      ----------       -----------
 NORTHBANK      NORTHBANK        HANNAH         WARREN         THE WARREN         PEABODY
 FINANCIAL       REALTY         BROKERAGE      MORTGAGE         MORTGAGE         COMMUNITY
CORPORATION       INC.        SERVICE, INC.   CORPORATION       COMPANY,        DEVELOPMENT
                                (inactive         TWO             INC.             CORP.
                                 7/22/94)
-----------     ---------     -------------   -----------      ----------       -----------






Warren Bancorp, Inc. owns 100% of Warren Five Cents Savings Bank

Warren Five Cents Savings Bank owns 100% of all subsidiaries




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